Exhibit 99.1

FOR IMMEDIATE RELEASE

July 21, 2022

Columbia Banking System Announces Second Quarter 2022 Results
and Quarterly Cash Dividend

Notable Items for Second Quarter 2022

•Quarterly net income of $58.8 million and diluted earnings per share of $0.75, which included $0.04 per share reduction stemming from merger-related expenses
•Record non-PPP loan production of $734.4 million
•Totals loans increased 21% annualized to $11.32 billion
•Net interest margin of 3.16%, an increase of 4 basis points from the linked quarter
•Nonperforming assets to period-end assets ratio decreased to historic low of 0.08%
•Regular cash dividend declared of $0.30 per share

TACOMA, Washington, July 21, 2022 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. (“Columbia”, “we” or “us”) and Columbia Bank (the “Bank”) (NASDAQ: COLB), said today upon the release of Columbia’s second quarter 2022 earnings, “Our bankers’ continued hard work is reflected in our results for the quarter with exceptional production driving annualized loan growth of over 20 percent, strong fee income and outstanding credit metrics.” He continued, “Our investments in new and existing markets continue to pay dividends with respect to expanding our production capabilities.”

Balance Sheet
Total assets at June 30, 2022 were $20.56 billion, a decrease of $399.6 million from the linked quarter. Loans were $11.32 billion, up $562.7 million from March 31, 2022, mainly attributable to loan originations of $734.4 million partially offset by loan payments. Total Paycheck Protection Program (“PPP”) loans decreased from $83.2 million at March 31, 2022 to $32.4 million at June 30, 2022. Debt securities in total were $7.27 billion, a decrease of $458.0 million from $7.73 billion at March 31, 2022 substantially driven by fair value movement related to the available-for-sale portfolio. Total deposits at June 30, 2022 were $17.96 billion, a decrease of $342.3 million from March 31, 2022. The deposit mix remained fairly consistent from March 31, 2022 with 49% noninterest-bearing and 51% interest-bearing.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “Our teams have been outwardly focused on building and expanding relationships with existing and new clients, generating new loan balances and related income.” He continued, “We are excited about the future with our recent expansion into the Salt Lake City market, which complements investments in other teams across our overall footprint in the past year.”

Income Statement
Net Interest Income
Net interest income for the second quarter of 2022 was $147.5 million, an increase of $1.3 million from the linked quarter and an increase of $22.0 million from the prior-year period. The increase from the linked quarter was primarily due to higher loan interest income as a result of higher average balances partially offset by lower interest income from securities substantially driven by lower averages balances. The increase in net interest income from the prior-year period was mainly due to an increase in interest income from loans and securities, which was a result of higher average balances, partially related to the Bank of Commerce Holdings acquisition. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
Columbia recorded a $2.1 million provision for credit losses for the second quarter of 2022 compared to a $7.8 million recapture for the linked quarter and a provision recapture of $5.5 million for the comparable quarter in 2021. The provision for credit losses was mainly a result of loan growth partially offset by improved credit quality during the quarter.

Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, stated, “Growth in the loan portfolio was partly offset by improving credit metrics, resulting in a modest provision during the quarter. Our loan portfolio is well-diversified and we remain vigilant for any signs of economic turmoil from inflation, the Federal Reserve’s efforts to combat inflation or a resurgence of COVID-19.”
Noninterest Income
Noninterest income was $25.0 million for the second quarter of 2022, an increase of $826 thousand from the linked quarter and an increase of $2.3 million from the second quarter of 2021. The increase compared to the linked quarter was primarily due to higher deposit account and treasury management fees and loan revenue partially offset by lower financial services and trust revenue and other noninterest income. The increase in noninterest income during the second quarter of 2022 compared to the same quarter in 2021 was mainly due to increases associated with deposit account and treasury management fees and other noninterest income offset by lower mortgage banking revenue due to lower overall mortgage production and decreased premium on loan sales attributed to the higher rate environment.
Noninterest Expense
Total noninterest expense for the second quarter of 2022 was $95.4 million, a decrease of $9.7 million compared to the first quarter of 2022. Total merger-related expenses for the quarter were $3.9 million, which compares to the linked quarter of $7.1 million. Taking this into account, the largest contributor to the decrease in noninterest expense was related to compensation and employee benefits. This can be mainly attributed to lower 401(k) and payroll tax expenses, which are typically elevated in the first quarter. In addition, there were increased capitalized loan labor costs related to the high amounts of loan production during the quarter. The decrease was also attributable to lower occupancy, data processing and software expense and other noninterest expense. Compared to the second quarter of 2021, noninterest expense increased $11.3 million, mostly from an increase in compensation and employee benefits. This increase was primarily due to our acquisition of Bank of Commerce Holdings in the fourth quarter of 2021 and the prior-year period having substantial labor costs capitalized related to PPP loan originations. Increased merger-related expenses from legal and professional fees along with data processing and software also contributed to the increase from the prior-year period.

The provision for credit losses on unfunded loan commitments, a component of other noninterest expense, for the periods indicated are as follows:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(in thousands)
Provision for credit losses on unfunded loan commitments	$—	$500	$200	$500	$1,700
Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the second quarter of 2022 was 3.16%, an increase of 4 basis points from the linked quarter and flat from the prior-year period. The increase in the net interest margin (tax equivalent) compared to the linked quarter was primarily due to a stronger earning assets mix with a smaller ratio of assets in low-yield interest earning deposits with banks and a larger ratio of assets in higher-yield loans. The average cost of total deposits for the quarter was 5 basis points compared to 4 basis points for the linked quarter. For additional information regarding net interest margin, see the “Average Balances and Rates” tables.
Columbia’s operating net interest margin (tax equivalent)1 was 3.23% for the second quarter of 2022, an increase of 8 basis points from the linked quarter and from the prior-year period. The increase in the operating net interest margin for the second quarter of 2022 compared to the linked quarter and the prior-year period were both due to a stronger earning assets mix.
Aaron James Deer, Columbia’s Executive Vice President and Chief Financial Officer, said, “The higher interest rate environment is beginning to have a favorable yield impact on new loan production and repricing loans, which should support further margin expansion.”
Asset Quality
At June 30, 2022, nonperforming assets to total assets decreased to 0.08% compared to 0.09% at March 31, 2022. Total nonperforming assets decreased $791 thousand from the linked quarter, primarily due to decreases in agriculture and commercial business nonaccrual loans, partially offset by an increase in commercial real estate nonaccrual loans.
1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	June 30, 2022	March 31, 2022	December 31, 2021

	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$2,675	$939	$1,872
Commercial business	9,947	10,201	13,321
Agriculture	3,216	5,053	5,396
Consumer loans:
One-to-four family residential real estate	1,140	1,236	2,433
Other consumer	20	12	19
Total nonaccrual loans	16,998	17,441	23,041
OREO and other personal property owned	33	381	381
Total nonperforming assets	$17,031	$17,822	$23,422

Nonperforming assets to total loans were 0.15% and 0.16% at June 30, 2022 and March 31, 2022, respectively.

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

	(in thousands)
Beginning balance	$146,949	$155,578	$148,294	$155,578	$149,140
Charge-offs:
Commercial loans:
Commercial real estate	(299)	—	(316)	(299)	(316)
Commercial business	(91)	(1,632)	(971)	(1,723)	(4,310)
Agriculture	(1)	(23)	(122)	(24)	(122)
Consumer loans:
One-to-four family residential real estate	(3)	—	(146)	(3)	(146)
Other consumer	(242)	(246)	(385)	(488)	(512)
Total charge-offs	(636)	(1,901)	(1,940)	(2,537)	(5,406)
Recoveries:
Commercial loans:
Commercial real estate	147	14	16	161	52
Commercial business	797	291	874	1,088	4,088
Agriculture	24	125	5	149	17
Construction	136	8	521	144	567
Consumer loans:
One-to-four family residential real estate	291	294	503	585	554
Other consumer	127	340	215	467	276
Total recoveries	1,522	1,072	2,134	2,594	5,554
Net (charge-offs) recoveries	886	(829)	194	57	148
Provision (recapture) for credit losses	2,100	(7,800)	(5,500)	(5,700)	(6,300)
Ending balance	$149,935	$146,949	$142,988	$149,935	$142,988
The allowance for credit losses to period-end loans was 1.32% at June 30, 2022 compared to 1.37% at March 31, 2022. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.33% at June 30, 2022 compared to 1.38% at March 31, 2022.

2 Allowance for credit losses to period-end loans, excluding PPP loans is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
Umpqua Merger
Integration planning related to the combination with Umpqua Holdings Corporation, which shareholders of both companies overwhelmingly approved in January, continues to move forward despite the protracted regulatory approval process currently overshadowing merger and acquisition activity in the banking industry. “I’m proud of the way that teams from both companies have coordinated to modify integration plans in anticipation of a shorter timeframe between close and core systems conversion,” said Clint Stein. "Associates from both companies have joined forces to ensure a seamless transition for all clients, once regulatory approval is complete.”
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.30 per common share on August 17, 2022 to shareholders of record as of the close of business on August 3, 2022.
Conference Call Information
Columbia’s management will discuss the second quarter 2022 financial results on a conference call scheduled for Thursday, July 21, 2022 at 11:00 a.m. Pacific Time (2:00 p.m. ET). Interested parties may register for the call to receive dial-in details and their own unique PIN using the following link:
https://register.vevent.com/register/BId4755d428d1f41f8a6b7c343d6b2b4d0
Alternatively, the webcast can be joined by using the following link:
https://edge.media-server.com/mmc/p/huj2z2zu
A replay of the webcast will be accessible beginning Friday, July 22, 2022 using the link below:
https://edge.media-server.com/mmc/p/huj2z2zu

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon, Idaho and California. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times. Columbia was named on the Forbes 2022 list of “America’s Best Banks” marking 11 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:
•national and global economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth and maintain the quality of our earning assets;
•the markets where we operate and make loans could face challenges;
•the risks presented by the economy, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;
•continued increases in inflation, and the risk that information may differ, possibly materially, from expectations, and actions taken by the Board of Governors of the Federal Reserve System in response to inflation and their potential impact on economic conditions including the possibility of a recession;
•risks related to the proposed merger with Umpqua including, among others, (i) failure to complete the merger with Umpqua or unexpected delays related to the merger or either party’s inability to obtain regulatory or shareholder approvals or satisfy other closing conditions required to complete the merger, (ii) regulatory approvals resulting in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction, (iii) certain restrictions during the pendency of the proposed transaction with Umpqua that may impact the parties’ ability to pursue certain business opportunities or strategic transactions, (iv) diversion of management’s attention from ongoing business operations and opportunities, (v) cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (vi) the integration of each party’s management, personnel and operations will not be successfully achieved or may be materially delayed or will be more costly or difficult than expected, (vii) deposit attrition, customer or employee loss and/or revenue loss as a result of the announcement of the proposed merger, (viii) expenses related to the proposed merger being greater than expected, and (ix) shareholder litigation that may prevent or delay the closing of the proposed merger or otherwise negatively impact the Company’s business and operations;
•the efficiencies and enhanced financial and operating performance we expect to realize from investments in personnel, acquisitions and infrastructure may not be realized;
•the ability to successfully integrate future acquired entities;
•interest rate changes could significantly reduce net interest income and negatively affect asset yields and funding sources;
•the effect of the discontinuation or replacement of LIBOR;
•results of operations following strategic expansion, including the impact of acquired loans on our earnings, could differ from expectations;
•changes in the scope and cost of FDIC insurance and other coverages;
•changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analysis relating to how such changes will affect our financial results could prove incorrect;
•changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and regulatory agencies;
•increased competition among financial institutions and nontraditional providers of financial services;
•continued consolidation in the financial services industry resulting in the creation of larger financial institutions that have greater resources could change the competitive landscape;
•the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;

•our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft;
•any material failure or interruption of our information and communications systems;
•inability to keep pace with technological changes;
•our ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk and regulatory and compliance risk;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;
•the effect of geopolitical instability, including wars, conflicts and terrorist attacks, including the impacts of Russia’s invasion of Ukraine;
•our profitability measures could be adversely affected if we are unable to effectively manage our capital;
•the risks from climate change and its potential to disrupt our business and adversely impact the operations and creditworthiness of our customers;
•natural disasters, including earthquakes, tsunamis, flooding, fires and other unexpected events;
•the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant impacts and uncertainties in U.S. and global markets;
•changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19; and
•the effects of any damage to our reputation resulting from developments related to any of the items identified above.
Additional factors that could cause results to differ materially from those described above can be found in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC, and in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financials,” and in other documents Umpqua files with the SEC.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. Neither Columbia nor Umpqua assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

Contacts:	Clint Stein,	Aaron James Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-471-4065
	(COLB-ER)	(COLB&ER)

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				June 30,	March 31,	December 31,
				2022	2022	2021

				(in thousands)
ASSETS
Cash and due from banks				$239,868	$225,141	$153,414
Interest-earning deposits with banks				174,328	747,335	671,300
Total cash and cash equivalents				414,196	972,476	824,714
Debt securities available for sale at fair value (amortized cost of $5,647,523, $5,853,160 and $5,898,041, respectively)				5,122,568	5,527,371	5,910,999
Debt securities held to maturity at amortized cost (fair value of $1,912,526, $2,038,037 and $2,122,606, respectively)				2,149,255	2,202,437	2,148,327
Equity securities				13,425	13,425	13,425
Federal Home Loan Bank (“FHLB”) stock at cost				10,280	10,280	10,280
Loans held for sale				3,718	4,271	9,774
Loans, net of unearned income				11,322,387	10,759,684	10,641,937
Less: Allowance for credit losses				149,935	146,949	155,578
Loans, net				11,172,452	10,612,735	10,486,359
Interest receivable				57,155	55,940	56,019
Premises and equipment, net				168,586	170,055	172,144
Other real estate owned				33	381	381
Goodwill				823,172	823,172	823,172
Other intangible assets, net				30,140	32,359	34,647
Other assets				599,410	539,056	455,092
Total assets				$20,564,390	$20,963,958	$20,945,333
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$8,741,488	$8,790,138	$8,856,714
Interest-bearing				9,215,438	9,509,075	9,153,401
Total deposits				17,956,926	18,299,213	18,010,115
FHLB advances				7,331	7,345	7,359
Securities sold under agreements to repurchase				70,349	44,212	86,013
Subordinated debentures				10,000	10,000	10,000
Junior subordinated debentures				10,310	10,310	10,310
Other liabilities				266,256	232,099	232,794
Total liabilities				18,321,172	18,603,179	18,356,591
Commitments and contingent liabilities
Shareholders’ equity:
	June 30,	March 31,	December 31,
	2022	2022	2021

	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	80,805	80,828	80,695	1,935,180	1,931,076	1,930,187
Outstanding	78,621	78,644	78,511
Retained earnings				763,487	728,314	694,227
Accumulated other comprehensive income (loss)				(384,615)	(227,777)	35,162
Treasury stock at cost	2,184	2,184	2,184	(70,834)	(70,834)	(70,834)
Total shareholders’ equity				2,243,218	2,360,779	2,588,742
Total liabilities and shareholders’ equity				$20,564,390	$20,963,958	$20,945,333

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Interest Income	(in thousands except per share amounts)
Loans	$111,049	$107,103	$99,712	$218,152	$200,027
Taxable securities	34,622	37,162	24,750	71,784	47,566
Tax-exempt securities	3,755	3,725	2,826	7,480	5,585
Deposits in banks	887	295	159	1,182	311
Total interest income	150,313	148,285	127,447	298,598	253,489
Interest Expense
Deposits	2,464	1,796	1,426	4,260	2,911
FHLB advances and Federal Reserve Bank ("FRB") borrowings	73	71	72	144	144
Subordinated debentures	172	144	468	316	936
Other borrowings	153	74	19	227	42
Total interest expense	2,862	2,085	1,985	4,947	4,033
Net Interest Income	147,451	146,200	125,462	293,651	249,456
Provision (recapture) for credit losses	2,100	(7,800)	(5,500)	(5,700)	(6,300)
Net interest income after provision (recapture) for credit losses	145,351	154,000	130,962	299,351	255,756
Noninterest Income
Deposit account and treasury management fees	8,212	7,113	6,701	15,325	13,059
Card revenue	5,031	4,967	4,773	9,998	8,506
Financial services and trust revenue	4,192	4,632	4,245	8,824	7,626
Loan revenue	3,881	3,193	4,514	7,074	11,883
Bank owned life insurance	2,024	1,788	1,635	3,812	3,195
Investment securities gains, net	—	—	314	—	314
Other	1,666	2,487	548	4,153	1,313
Total noninterest income	25,006	24,180	22,730	49,186	45,896
Noninterest Expense
Compensation and employee benefits	57,386	63,079	53,450	120,465	105,186
Occupancy	9,632	11,009	9,038	20,641	18,044
Data processing and software	9,185	10,324	7,402	19,509	15,853
Legal and professional fees	5,182	6,535	3,264	11,717	6,079
Amortization of intangibles	2,219	2,288	1,852	4,507	3,776
Business and Occupation ("B&O") taxes	1,584	1,589	1,490	3,173	2,749
Advertising and promotion	1,208	726	588	1,934	1,348
Regulatory premiums	1,461	1,536	1,112	2,997	2,217
Net cost of operation of other real estate owned	116	10	111	126	48
Other	7,406	7,957	5,809	15,363	12,375
Total noninterest expense	95,379	105,053	84,116	200,432	167,675
Income before income taxes	74,978	73,127	69,576	148,105	133,977
Provision for income taxes	16,170	15,605	14,537	31,775	27,085
Net Income	$58,808	$57,522	$55,039	$116,330	$106,892
Earnings per common share
Basic	$0.75	$0.74	$0.77	$1.49	$1.50
Diluted	$0.75	$0.74	$0.77	$1.49	$1.50
Dividends declared per common share	$0.30	$0.30	$0.28	$0.60	$0.56

Weighted average number of common shares outstanding	78,049	77,925	70,987	77,989	70,924
Weighted average number of diluted common shares outstanding	78,114	78,083	71,164	78,099	71,079

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$147,451	$146,200	$125,462	$293,651	$249,456
Provision (recapture) for credit losses	$2,100	$(7,800)	$(5,500)	$(5,700)	$(6,300)
Noninterest income	$25,006	$24,180	$22,730	$49,186	$45,896
Noninterest expense	$95,379	$105,053	$84,116	$200,432	$167,675
Merger-related expense (included in noninterest expense)	$3,901	$7,057	$510	$10,958	$510
Net income	$58,808	$57,522	$55,039	$116,330	$106,892
Per Common Share
Earnings (basic)	$0.75	$0.74	$0.77	$1.49	$1.50
Earnings (diluted)	$0.75	$0.74	$0.77	$1.49	$1.50
Book value	$28.53	$30.02	$32.52	$28.53	$32.52
Tangible book value per common share (1)	$17.68	$19.14	$21.53	$17.68	$21.53
Averages
Total assets	$20,770,202	$20,955,666	$17,670,480	$20,862,421	$17,283,232
Interest-earning assets	$18,975,517	$19,266,644	$16,176,328	$19,120,276	$15,799,940
Loans	$10,989,493	$10,665,242	$9,664,169	$10,828,263	$9,625,790
Securities, including debt securities, equity securities and FHLB stock	$7,491,299	$8,010,607	$5,914,838	$7,749,519	$5,574,461
Deposits	$18,157,075	$18,097,872	$15,059,406	$18,127,637	$14,638,350
Interest-bearing deposits	$9,335,004	$9,402,040	$7,530,372	$9,368,336	$7,326,965
Interest-bearing liabilities	$9,414,361	$9,495,579	$7,618,629	$9,454,745	$7,419,157
Noninterest-bearing deposits	$8,822,071	$8,695,832	$7,529,034	$8,759,301	$7,311,385
Shareholders’ equity	$2,298,611	$2,535,376	$2,312,779	$2,416,339	$2,329,593
Financial Ratios
Return on average assets	1.13%	1.10%	1.25%	1.12%	1.24%
Return on average common equity	10.23%	9.08%	9.52%	9.63%	9.18%
Return on average tangible common equity (1)	16.78%	14.14%	14.84%	15.37%	14.28%
Average equity to average assets	11.07%	12.10%	13.09%	11.58%	13.48%
Shareholders' equity to total assets	10.91%	11.26%	12.95%	10.91%	12.95%
Tangible common shareholders’ equity to tangible assets (1)	7.05%	7.49%	8.97%	7.05%	8.97%
Net interest margin (tax equivalent)	3.16%	3.12%	3.16%	3.14%	3.23%
Efficiency ratio (tax equivalent) (2)	54.48%	60.75%	55.86%	57.59%	55.88%
Operating efficiency ratio (tax equivalent) (1)	50.38%	55.42%	54.80%	52.87%	55.05%
Noninterest expense ratio	1.84%	2.01%	1.90%	1.92%	1.94%
Core noninterest expense ratio (1)	1.76%	1.87%	1.89%	1.82%	1.93%

	June 30,	March 31,	December 31,
Period-end	2022	2022	2021
Total assets	$20,564,390	$20,963,958	$20,945,333
Loans, net of unearned income	$11,322,387	$10,759,684	$10,641,937
Allowance for credit losses	$149,935	$146,949	$155,578
Securities, including debt securities, equity securities and FHLB stock	$7,295,528	$7,753,513	$8,083,031
Deposits	$17,956,926	$18,299,213	$18,010,115
Shareholders’ equity	$2,243,218	$2,360,779	$2,588,742
Nonperforming assets
Nonaccrual loans	$16,998	$17,441	$23,041
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	33	381	381
Total nonperforming assets	$17,031	$17,822	$23,422

Nonperforming loans to period-end loans	0.15%	0.16%	0.22%
Nonperforming assets to period-end assets	0.08%	0.09%	0.11%
Allowance for credit losses to period-end loans	1.32%	1.37%	1.46%
Net loan charge-offs (recoveries) (for the three months ended)	$(886)	$829	$923
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Earnings	(dollars in thousands except per share amounts)
Net interest income	$147,451	$146,200	$145,523	$132,540	$125,462
Provision (recapture) for credit losses	$2,100	$(7,800)	$11,100	$—	$(5,500)
Noninterest income	$25,006	$24,180	$24,240	$23,958	$22,730
Noninterest expense	$95,379	$105,053	$102,622	$90,007	$84,116
Merger-related expense (included in noninterest expense)	$3,901	$7,057	$11,812	$2,192	$510
Net income	$58,808	$57,522	$42,911	$53,017	$55,039
Per Common Share
Earnings (basic)	$0.75	$0.74	$0.55	$0.75	$0.77
Earnings (diluted)	$0.75	$0.74	$0.55	$0.74	$0.77
Book value	$28.53	$30.02	$32.97	$32.38	$32.52
Averages
Total assets	$20,770,202	$20,955,666	$20,857,983	$18,330,109	$17,670,480
Interest-earning assets	$18,975,517	$19,266,644	$19,186,398	$16,820,771	$16,176,328
Loans	$10,989,493	$10,665,242	$10,545,172	$9,526,052	$9,664,169
Securities, including debt securities, equity securities and FHLB stock	$7,491,299	$8,010,607	$7,693,659	$6,545,134	$5,914,838
Deposits	$18,157,075	$18,097,872	$17,935,311	$15,642,250	$15,059,406
Interest-bearing deposits	$9,335,004	$9,402,040	$9,147,184	$7,821,949	$7,530,372
Interest-bearing liabilities	$9,414,361	$9,495,579	$9,255,214	$7,920,146	$7,618,629
Noninterest-bearing deposits	$8,822,071	$8,695,832	$8,788,127	$7,820,301	$7,529,034
Shareholders’ equity	$2,298,611	$2,535,376	$2,584,110	$2,364,149	$2,312,779
Financial Ratios
Return on average assets	1.13%	1.10%	0.82%	1.16%	1.25%
Return on average common equity	10.23%	9.08%	6.64%	8.97%	9.52%
Average equity to average assets	11.07%	12.10%	12.39%	12.90%	13.09%
Shareholders’ equity to total assets	10.91%	11.26%	12.36%	12.49%	12.95%
Net interest margin (tax equivalent)	3.16%	3.12%	3.05%	3.17%	3.16%
Period-end
Total assets	$20,564,390	$20,963,958	$20,945,333	$18,602,462	$18,013,477
Loans, net of unearned income	$11,322,387	$10,759,684	$10,641,937	$9,521,385	$9,693,116
Allowance for credit losses	$149,935	$146,949	$155,578	$142,785	$142,988
Securities, including debt securities, equity securities and FHLB stock	$7,295,528	$7,753,513	$8,083,031	$6,930,782	$6,238,486
Deposits	$17,956,926	$18,299,213	$18,010,115	$15,953,399	$15,345,432
Shareholders’ equity	$2,243,218	$2,360,779	$2,588,742	$2,323,267	$2,333,246
Goodwill	$823,172	$823,172	$823,172	$765,842	$765,842
Other intangible assets, net	$30,140	$32,359	$34,647	$21,123	$22,958
Nonperforming assets
Nonaccrual loans	$16,998	$17,441	$23,041	$24,176	$24,021
OREO and OPPO	33	381	381	381	381
Total nonperforming assets	$17,031	$17,822	$23,422	$24,557	$24,402

Nonperforming loans to period-end loans	0.15%	0.16%	0.22%	0.25%	0.25%
Nonperforming assets to period-end assets	0.08%	0.09%	0.11%	0.13%	0.14%
Allowance for credit losses to period-end loans	1.32%	1.37%	1.46%	1.50%	1.48%
Net loan charge-offs (recoveries)	$(886)	$829	$923	$203	$(194)

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$5,251,100	$5,047,472	$4,981,263	$4,088,484	$4,101,071
Commercial business	3,646,956	3,492,307	3,423,268	3,436,351	3,738,288
Agriculture	853,099	765,319	795,715	815,985	797,580
Construction	482,211	409,242	384,755	326,569	300,303
Consumer loans:
One-to-four family residential real estate	1,042,190	1,003,157	1,013,908	823,877	724,151
Other consumer	46,831	42,187	43,028	30,119	31,723
Total loans	11,322,387	10,759,684	10,641,937	9,521,385	9,693,116
Less: Allowance for credit losses	(149,935)	(146,949)	(155,578)	(142,785)	(142,988)
Total loans, net	$11,172,452	$10,612,735	$10,486,359	$9,378,600	$9,550,128
Loans held for sale	$3,718	$4,271	$9,774	$11,355	$13,179

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan Portfolio Composition - Percentages	2022	2022	2021	2021	2021
Commercial loans:
Commercial real estate	46.4%	46.9%	46.8%	42.9%	42.3%
Commercial business	32.2%	32.5%	32.2%	36.1%	38.6%
Agriculture	7.5%	7.1%	7.5%	8.6%	8.2%
Construction	4.3%	3.8%	3.6%	3.4%	3.1%
Consumer loans:
One-to-four family residential real estate	9.2%	9.3%	9.5%	8.7%	7.5%
Other consumer	0.4%	0.4%	0.4%	0.3%	0.3%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$8,741,488	$8,790,138	$8,856,714	$7,971,680	$7,703,325
Money market	3,402,555	3,501,723	3,525,299	3,076,833	2,950,063
Interest-bearing demand	2,104,118	2,103,053	1,999,407	1,646,816	1,525,360
Savings	1,646,363	1,637,451	1,617,546	1,416,376	1,388,241
Interest-bearing public funds, other than certificates of deposit	737,297	775,048	779,146	740,281	720,553
Certificates of deposit, less than $250,000	232,063	239,863	249,120	190,402	193,080
Certificates of deposit, $250,000 or more	138,945	145,372	160,490	108,483	105,393
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	29,178	32,608	35,611	26,835	24,409
Brokered certificates of deposit	—	—	—	5,000	5,000
Reciprocal money market accounts	924,552	1,073,405	786,046	770,693	730,008
Subtotal	17,956,559	18,298,661	18,009,379	15,953,399	15,345,432
Valuation adjustment resulting from acquisition accounting	367	552	736	—	—
Total deposits	$17,956,926	$18,299,213	$18,010,115	$15,953,399	$15,345,432

	June 30,	March 31,	December 31,	September 30,	June 30,
Deposit Composition - Percentages	2022	2022	2021	2021	2021
Demand and other noninterest-bearing	48.7%	48.1%	49.1%	50.0%	50.2%
Money market	18.9%	19.1%	19.6%	19.3%	19.2%
Interest-bearing demand	11.7%	11.5%	11.1%	10.3%	9.9%
Savings	9.2%	8.9%	9.0%	8.9%	9.0%
Interest-bearing public funds, other than certificates of deposit	4.1%	4.2%	4.3%	4.6%	4.7%
Certificates of deposit, less than $250,000	1.3%	1.3%	1.4%	1.2%	1.3%
Certificates of deposit, $250,000 or more	0.8%	0.8%	0.9%	0.7%	0.7%
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	0.2%	0.2%	0.2%	0.2%	0.2%
Reciprocal money market accounts	5.1%	5.9%	4.4%	4.8%	4.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2022			June 30, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$10,989,493	$112,142	4.09%	$9,664,169	$100,908	4.19%
Taxable securities	6,761,383	34,622	2.05%	5,291,380	24,750	1.88%
Tax exempt securities (2)	729,916	4,753	2.61%	623,458	3,577	2.30%
Interest-earning deposits with banks	494,725	887	0.72%	597,321	159	0.11%
Total interest-earning assets	18,975,517	152,404	3.22%	16,176,328	129,394	3.21%
Other earning assets	305,775			244,181
Noninterest-earning assets	1,488,910			1,249,971
Total assets	$20,770,202			$17,670,480
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,406,022	$1,000	0.09%	$3,632,383	$692	0.08%
Interest-bearing demand	2,123,005	411	0.08%	1,546,247	286	0.07%
Savings accounts	1,638,334	78	0.02%	1,318,837	45	0.01%
Interest-bearing public funds, other than certificates of deposit	756,528	923	0.49%	702,967	245	0.14%
Certificates of deposit	411,115	52	0.05%	329,938	158	0.19%
Total interest-bearing deposits	9,335,004	2,464	0.11%	7,530,372	1,426	0.08%
FHLB advances and FRB borrowings	7,340	73	3.99%	7,395	72	3.91%
Subordinated debentures	10,000	172	6.90%	35,030	468	5.36%
Other borrowings and interest-bearing liabilities	62,017	153	0.99%	45,832	19	0.17%
Total interest-bearing liabilities	9,414,361	2,862	0.12%	7,618,629	1,985	0.10%
Noninterest-bearing deposits	8,822,071			7,529,034
Other noninterest-bearing liabilities	235,159			210,038
Shareholders’ equity	2,298,611			2,312,779
Total liabilities & shareholders’ equity	$20,770,202			$17,670,480
Net interest income (tax equivalent)		$149,542			$127,409
Net interest margin (tax equivalent)			3.16%			3.16%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.8 million and $6.4 million for the three months ended June 30, 2022 and 2021, respectively. The net incremental amortization on acquired loans was $2.1 million for the three months ended June 30, 2022 compared to net incremental accretion of $856 thousand for the three months ended June 30, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.1 million and $1.2 million for the three months ended June 30, 2022 and 2021, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $998 thousand and $751 thousand for the three months ended June 30, 2022 and 2021, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2022			March 31, 2022
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$10,989,493	$112,142	4.09%	$10,665,242	$108,181	4.11%
Taxable securities	6,761,383	34,622	2.05%	7,217,844	37,162	2.09%
Tax exempt securities (2)	729,916	4,753	2.61%	792,763	4,715	2.41%
Interest-earning deposits with banks	494,725	887	0.72%	590,795	295	0.20%
Total interest-earning assets	18,975,517	152,404	3.22%	19,266,644	150,353	3.16%
Other earning assets	305,775			302,865
Noninterest-earning assets	1,488,910			1,386,157
Total assets	$20,770,202			$20,955,666
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,406,022	$1,000	0.09%	$4,530,698	$960	0.09%
Interest-bearing demand	2,123,005	411	0.08%	2,024,757	374	0.07%
Savings accounts	1,638,334	78	0.02%	1,632,369	77	0.02%
Interest-bearing public funds, other than certificates of deposit	756,528	923	0.49%	776,965	288	0.15%
Certificates of deposit	411,115	52	0.05%	437,251	97	0.09%
Total interest-bearing deposits	9,335,004	2,464	0.11%	9,402,040	1,796	0.08%
FHLB advances and FRB borrowings	7,340	73	3.99%	7,354	71	3.92%
Subordinated debentures	10,000	172	6.90%	10,000	144	5.84%
Other borrowings and interest-bearing liabilities	62,017	153	0.99%	76,185	74	0.39%
Total interest-bearing liabilities	9,414,361	2,862	0.12%	9,495,579	2,085	0.09%
Noninterest-bearing deposits	8,822,071			8,695,832
Other noninterest-bearing liabilities	235,159			228,879
Shareholders’ equity	2,298,611			2,535,376
Total liabilities & shareholders’ equity	$20,770,202			$20,955,666
Net interest income (tax equivalent)		$149,542			$148,268
Net interest margin (tax equivalent)			3.16%			3.12%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.8 million and $4.2 million for the three months ended June 30, 2022 and March 31, 2022, respectively. The net incremental amortization on acquired loans was $2.1 million for the three months ended June 30, 2022 compared to net incremental amortization of $350 thousand for the three months ended March 31, 2022.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.1 million for both the three months ended June 30, 2022 and March 31, 2022. The tax equivalent yield adjustment to interest earned on tax exempt securities was $998 thousand and $990 thousand for the three months ended June 30, 2022 and March 31, 2022, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate

	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$10,828,263	$220,323	4.10%	$9,625,790	$202,385	4.24%
Taxable securities	6,988,353	71,784	2.07%	4,959,620	47,566	1.93%
Tax exempt securities (2)	761,166	9,468	2.51%	614,841	7,069	2.32%
Interest-earning deposits with banks	542,494	1,182	0.44%	599,689	311	0.10%
Total interest-earning assets	19,120,276	$302,757	3.19%	15,799,940	$257,331	3.28%
Other earning assets	304,328			243,437
Noninterest-earning assets	1,437,817			1,239,855
Total assets	$20,862,421			$17,283,232
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$4,468,015	$1,960	0.09%	$3,542,068	$1,391	0.08%
Interest-bearing demand	2,074,152	785	0.08%	1,498,211	551	0.07%
Savings accounts	1,635,368	155	0.02%	1,270,403	85	0.01%
Interest-bearing public funds, other than certificates of deposit	766,690	1,211	0.32%	683,172	521	0.15%
Certificates of deposit	424,111	149	0.07%	333,111	363	0.22%
Total interest-bearing deposits	9,368,336	4,260	0.09%	7,326,965	2,911	0.08%
FHLB advances and FRB borrowings	7,347	144	3.95%	7,401	144	3.92%
Subordinated debentures	10,000	316	6.37%	35,051	936	5.39%
Other borrowings and interest-bearing liabilities	69,062	227	0.66%	49,740	42	0.17%
Total interest-bearing liabilities	9,454,745	$4,947	0.11%	7,419,157	$4,033	0.11%
Noninterest-bearing deposits	8,759,301			7,311,385
Other noninterest-bearing liabilities	232,036			223,097
Shareholders’ equity	2,416,339			2,329,593
Total liabilities & shareholders’ equity	$20,862,421			$17,283,232
Net interest income (tax equivalent)		$297,810			$253,298
Net interest margin (tax equivalent)			3.14%			3.23%
__________
(1)Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $7.0 million and $14.7 million for the six months ended June 30, 2022 and 2021, respectively. The net incremental amortization on acquired loans was $2.4 million for the six months ended June 30, 2022 compared to net incremental accretion of $1.9 million for the six months ended June 30, 2021.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $2.2 million and $2.4 million for the six months ended June 30, 2022 and 2021, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.0 million and $1.5 million for the six months ended June 30, 2022 and 2021, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for these metrics. As a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$149,542	$148,268	$127,409	$297,810	$253,298
Adjustments to arrive at operating net interest income (tax equivalent):
Premium amortization (discount accretion) on acquired loans	2,053	350	(856)	2,403	(1,911)
Premium amortization on acquired securities	1,132	1,031	532	2,163	1,052
Operating net interest income (tax equivalent) (1)	$152,727	$149,649	$127,085	$302,376	$252,439

Average interest earning assets	$18,975,517	$19,266,644	$16,176,328	$19,120,276	$15,799,940
Net interest margin (tax equivalent) (1)	3.16%	3.12%	3.16%	3.14%	3.23%
Operating net interest margin (tax equivalent) (1)	3.23%	3.15%	3.15%	3.19%	3.22%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$95,379	$105,053	$84,116	$200,432	$167,675
Adjustments to arrive at operating noninterest expense:
Merger-related expenses	(3,901)	(7,057)	(510)	(10,958)	(510)
Net benefit (cost) of operation of OREO and OPPO	(116)	(10)	(111)	(126)	(38)
Loss on asset disposals	(11)	(29)	(2)	(40)	(8)
B&O taxes	(1,584)	(1,589)	(1,490)	(3,173)	(2,749)
Operating noninterest expense (numerator B)	$89,767	$96,368	$82,003	$186,135	$164,370

Net interest income (tax equivalent) (1)	$149,542	$148,268	$127,409	$297,810	$253,298
Noninterest income	25,006	24,180	22,730	49,186	45,896
Bank owned life insurance tax equivalent adjustment	538	475	434	1,013	849
Total revenue (tax equivalent) (denominator A)	$175,086	$172,923	$150,573	$348,009	$300,043

Operating net interest income (tax equivalent) (1)	$152,727	$149,649	$127,085	$302,376	$252,439
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gain, net	—	—	(314)	—	(314)
Gain on asset disposals	(97)	(414)	(287)	(511)	(287)
Operating noninterest income (tax equivalent)	25,447	24,241	22,563	49,688	46,144
Total operating revenue (tax equivalent) (denominator B)	$178,174	$173,890	$149,648	$352,064	$298,583
Efficiency ratio (tax equivalent) (numerator A/denominator A)	54.48%	60.75%	55.86%	57.59%	55.88%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	50.38%	55.42%	54.80%	52.87%	55.05%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.1 million for both the three months ended June 30, 2022 and March 31, 2022, respectively, and $1.9 million for the three months ended June 30, 2021.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$95,379	$105,053	$84,116	$200,432	$167,675
Adjustments to arrive at core noninterest expense:
Merger-related expenses	(3,901)	(7,057)	(510)	(10,958)	(510)
Core noninterest expense (numerator B)	$91,478	$97,996	$83,606	$189,474	$167,165

Average assets (denominator)	$20,770,202	$20,955,666	$17,670,480	$20,862,421	$17,283,232
Noninterest expense ratio (numerator A/denominator) (1)	1.84%	2.01%	1.90%	1.92%	1.94%
Core noninterest expense ratio (numerator B/denominator)	1.76%	1.87%	1.89%	1.82%	1.93%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$74,978	$73,127	$69,576	$148,105	$133,977
Provision (recapture) for credit losses	2,100	(7,800)	(5,500)	(5,700)	(6,300)
Provision (recapture) for unfunded commitments	—	500	200	500	1,700
B&O taxes	1,584	1,589	1,490	3,173	2,749
Pre-tax, pre-provision income	$78,662	$67,416	$65,766	$146,078	$132,126

Non-GAAP Financial Measures - Continued
The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for these metrics. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the tangible common equity ratio and tangible book value per share ratio:

	June 30,	March 31,	June 30,
	2022	2022	2021

Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,243,218	$2,360,779	$2,333,246
Adjustments to arrive at tangible common equity:
Goodwill	(823,172)	(823,172)	(765,842)
Other intangible assets, net	(30,140)	(32,359)	(22,958)
Tangible common equity (numerator B)	$1,389,906	$1,505,248	$1,544,446

Total assets (denominator A)	$20,564,390	$20,963,958	$18,013,477
Adjustments to arrive at tangible assets:
Goodwill	(823,172)	(823,172)	(765,842)
Other intangible assets, net	(30,140)	(32,359)	(22,958)
Tangible assets (denominator B)	$19,711,078	$20,108,427	$17,224,677

Shareholders’ equity to total assets (numerator A/denominator A)	10.91%	11.26%	12.95%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	7.05%	7.49%	8.97%
Common shares outstanding (denominator C)	78,621	78,644	71,742
Book value per common share (numerator A/denominator C)	$28.53	$30.02	$32.52
Tangible book value per common share (numerator B/denominator C)	$17.68	$19.14	$21.53

The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company, as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans, excluding PPP loans:

	June 30,	March 31,	June 30,
	2022	2022	2021

Allowance coverage ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$149,935	$146,949	$142,988

Total loans (denominator A)	11,322,387	10,759,684	9,693,116
Less: PPP loans (0% Allowance)	32,395	83,196	691,949
Total loans, net of PPP loans (denominator B)	$11,289,992	$10,676,488	$9,001,167

ACL to period end loans (numerator / denominator A)	1.32%	1.37%	1.48%
ACL to period end loans, excluding PPP loans (numerator / denominator B)	1.33%	1.38%	1.59%

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with those of other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$58,808	$57,522	$55,039	$116,330	$106,892
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,219	2,288	1,852	4,507	3,776
Tax effect on intangible amortization	(466)	(481)	(389)	(947)	(793)
Tangible income applicable to common shareholders (numerator B)	$60,561	$59,329	$56,502	119,890	$109,875

Average shareholders’ equity (denominator A)	$2,298,611	$2,535,376	$2,312,779	2,416,339	$2,329,593
Adjustments to arrive at average tangible common equity:
Average intangibles	(854,743)	(857,031)	(790,015)	(855,881)	(790,859)
Average tangible common equity (denominator B)	$1,443,868	$1,678,345	$1,522,764	$1,560,458	$1,538,734

Return on average common equity (numerator A/denominator A) (1)	10.23%	9.08%	9.52%	9.63%	9.18%
Return on average tangible common equity (numerator B/denominator B) (2)	16.78%	14.14%	14.84%	15.37%	14.28%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.